Exhibit 99.1

Implant Sciences Corporation Announces Annual Shareholder Meeting

Consideration of Alternatives and Opportunities Following the Completion of the Sale of its ETD Assets

Wilmington, MA – October 13, 2016 – Implant Sciences Corporation (OTCQB:IMSC), a leading manufacturer of explosives trace detection (ETD) solutions, announced today that there will be a shareholder meeting anticipated to occur in December 2016, subject to standard proxy solicitation, in Wilmington, MA.

The Board of Directors is exploring opportunities to provide optionality to its shareholders following the successful completion of the ETD asset sale. The economics of the sale will ensure that creditors and shareholders will receive economic benefit. The company may provide alternatives as part of the plan to emerge from voluntary Chapter 11 bankruptcy that would recognize the value of the SEC registered corporate structure. Implant Sciences currently anticipates having sufficient cash and shareholders’ equity to potentially be up listed to a national securities exchange. Shareholders will be given the opportunity to approve any proposed transaction or plan presented at the shareholder meeting, including the potential acquisition of Zapata Industries, as previously communicated in the July 23, 2016 announcement regarding the Letter of Intent to acquire Zapata.

Details regarding the shareholder meeting will be provided in the proxy, which will be distributed before the shareholder meeting, in compliance with SEC regulations.

About Implant Sciences

Implant Sciences is a leader in developing and manufacturing advanced detection capabilities to counter and eliminate the ever-evolving threats from explosives and drugs. The company's team of dedicated trace detection experts has developed proprietary technologies used in its commercial products, thousands of which have been sold across more than 70 countries worldwide. The company's ETDs have received approvals and certifications from several international regulatory agencies including the TSA in the U.S., ECAC in Europe, CAAC and the Ministry of Public Safety in China, Russia FSB, STAC in France, and the German Ministry of the Interior. It has also received the 2015 GSN Airport/Seaport/Border Security Award for "Best Security Checkpoint”. For further details on the Company and its products, please visit the Company's website at www.implantsciences.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements.” These statements about Implant Sciences Corporation’s (the “Company’s”) expectations, beliefs, plans, objectives, assumptions and future events are not statements of historical fact and reflect only the Company’s current expectations regarding these matters. The Company’s actual actions and results may differ materially from what is expressed or implied by these statements due to a variety of factors, including (i) the potential adverse impact of the Chapter 11 filings on the Company’s liquidity or results of operations, (ii) changes in the Company’s ability to meet financial obligations during the Chapter 11 process or to maintain contracts that are critical to the Company’s operations, (iii) the outcome or timing of the Chapter 11 process and the Section 363 process, (iv) the effect of the Chapter 11 filings or the Section 363 process on the Company’s relationships with third parties, regulatory authorities and employees, (v) proceedings that may be brought by third parties in connection with the Chapter 11 process or the Section 363 process, (vi) the Court approval or other conditions or termination events in connection with the Section 363 process, (vii) the increased administrative costs related to the Chapter 11 process; (viii) the Company’s ability to maintain adequate liquidity to fund operations during the Chapter 11 process and thereafter and (ix) other factors listed from time to time in the Company’s filings with Securities and Exchange Commission. Forward-looking statements in this press release speak only as of the date on which they are made and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Implant Sciences Corporation Investor Relations

Company Contact:

Glenn King

732-747-0702